EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on November 14

Burr Ridge, Illinois – (November 7, 2006) BankFinancial Corporation (Nasdaq – BFIN) will review third quarter 2006 results in a conference call and webcast for stockholders and analysts on Tuesday, November 14, 2006 at 9:30 a.m. Central Standard Time (CST).

The conference call may be accessed by calling (866) 202-4367 and using participant passcode 27679340. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. CST on November 28, 2006 on our website. Copies of BankFinancial Corporation’s Quarterly Financial and Statistical Supplement, our Form 10Q for the quarterly period ended September 30, 2006 and our summary press release are scheduled to be available on our website, under the “Stockholder Information” section on the evening of November 13, 2006.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented savings bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At June 30, 2006, BankFinancial Corporation had total assets of $1.672 billion, total deposits of $1.138 billion and stockholders’ equity of $335 million. The company’s common stock trades on the Nasdaq Stock Market under the symbol BFIN.

For Further Information

Contact:	Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
	Terence C. Wise Vice President – Investor Relations BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial Corporation Telephone: 630-242-7234